UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 7, 2019

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2019, the Board of Directors (the "Board") of Walmart Inc. ("Walmart") appointed Cesar Conde as a member of the Board. Mr. Conde will become a member of the Audit Committee and the Technology and eCommerce Committee of the Board. There is no arrangement or understanding between Mr. Conde and any other persons or entities pursuant to which Mr. Conde was appointed as a director.

Upon his appointment to the Board, Mr. Conde became entitled to a prorated portion of the non-management directors’ compensation for the term ending on the date of Walmart’s 2019 Annual Shareholders’ Meeting. The components of Walmart’s non-management director compensation were disclosed in Walmart’s proxy statement dated April 20, 2018 relating to the Annual Shareholders’ Meeting held on May 30, 2018. As part of his non-management director compensation, on February 7, 2019, Mr. Conde received a prorated stock award in the amount of 550 shares of Walmart common stock.  Mr. Conde will also receive a prorated portion of the $90,000 annual retainer payable to non-management directors. This annual retainer will be paid quarterly in arrears through the 2019 Annual Shareholders’ Meeting, and Mr. Conde may elect to receive these quarterly retainers in cash or Walmart common stock, defer in stock units, defer in cash in an interest bearing account, or receive in any combination thereof.

A copy of the press release announcing Mr. Conde’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated February 11, 2019, announcing the appointment of Cesar Conde to the Board

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 11, 2019

WALMART INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President and Chief Counsel, Finance and Corporate Governance